United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

December 10, 2014 (December 10, 2014)

Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.

(Exact Name of Registrant as Specified in Charter)

1-6479-1

Commission File Number

Delaware	13-2637623
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1301 Avenue of the Americas

New York, New York  10019

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.           Other Events.

Overseas Shipholding Group, Inc. (“OSG”) is currently considering various strategic options, including a possible spin-off of its international business, that may result in the separation of its U.S. flag and international businesses. OSG’s board and management are reviewing various complex factors in connection with that process, and no assurance can be given as to whether any such transaction will occur or what form it might take. OSG is also currently evaluating its approach with respect to its pending registration statement in respect of Class A shares while it explores these strategic options, including whether to pursue the effectiveness of that registration statement at this time.

FORWARD-LOOKING STATEMENTS

This Report on Form 8-K contains forward-looking statements regarding OSG’s plans and prospects. All statements other than statements of historical facts, including statements regarding strategic options being considered by OSG, should be considered forward-looking statements. There are a number of factors, risks and uncertainties, many of which are beyond the control of OSG, that could cause actual results to differ materially from the expectations expressed or implied in these forward-looking statements, which are discussed in greater detail in OSG’s other filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. OSG assumes no obligation to update or revise any forward-looking statements. Forward-looking statements in this Report and written and oral forward-looking statements attributable to OSG or its representatives after the date of this Report are qualified in their entirety by the cautionary statement contained in this paragraph and in other reports previously and hereafter filed by the Company with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC.
(Registrant)

Date: December 10, 2014	By	/s/ Captain Ian T. Blackley
		Name:	Captain Ian T. Blackley
		Title:	Senior Vice President and Chief Financial Officer